EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Quarterly Report of Origen Financial, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald A. Klein	Dated: August 7, 2007
Ronald A. Klein, Chief Executive Officer

/s/ W. Anderson Geater, Jr.	Dated: August 7, 2007
W. Anderson Geater Jr., Chief Financial Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.